Calculation of Filing Fee Tables
S-8
LivaNova PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, 1.00GBP par value	Other	4,400,000	$ 46.23	$ 203,412,000.00	0.0001531	$ 31,142.38
2	Equity	Ordinary Shares, 1.00GBP par value	Other	300,000	$ 46.23	$ 13,869,000.00	0.0001531	$ 2,123.34
Total Offering Amounts:						$ 217,281,000.00		$ 33,265.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 33,265.72
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement covers an indeterminable number of additional ordinary shares, par value 1.00 GBP per share, of LivaNova PLC (the "Ordinary Shares") that may be offered and issued under the Second Amended and Restated LivaNova PLC 2022 Incentive Award Plan (the "Second A&R 2022 Plan") and the LivaNova PLC 2025 Director Incentive Award Plan (the "2025 Director Incentive Plan"), to prevent dilution resulting from stock splits, stock distributions or similar transactions. Proposed Maximum Offering Price Per Unit is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on a price of $46.23 per Ordinary Share, which is the average of the high and low price per Ordinary Share as reported by the Nasdaq Global Select Market on June 9, 2025. Amount Registered represents Ordinary Shares being registered pursuant to the Second A&R 2022 Plan.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act'), the Registration Statement covers an indeterminable number of additional ordinary shares, par value 1.00 GBP per share, of LivaNova PLC (the "Ordinary Shares") that may be offered and issued under the Second Amended and Restated LivaNova PLC 2022 Incentive Award Plan (the "Second A&R 2022 Plan") and the LivaNova PLC 2025 Director Incentive Award Plan (the "2025 Director Incentive Plan"), to prevent dilution resulting from stock splits, stock distributions or similar transactions. Proposed Maximum Offering Price Per Unit is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on a price of $46.23 per Ordinary Share, which is the average of the high and low price per Ordinary Share as reported by the Nasdaq Global Select Market on June 9, 2025. Amount Registered represents Ordinary Shares being registered pursuant to the 2025 Director Incentive Plan.